CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: January 15, 2020 12:01 AM Pacific Time

Incorporation Number: **BC1042036**

Recognition Date and Time: July 7, 2015 02:09 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

BRATTLE STREET INVESTMENT CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
2800 PARK PLACE
666 BURRARD STREET
VANCOUVER BC V6C 2Z7
CANADA

Delivery Address:
2800 PARK PLACE
666 BURRARD STREET
VANCOUVER BC V6C 2Z7
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
2800 PARK PLACE
666 BURRARD STREET
VANCOUVER BC V6C 2Z7
CANADA

Delivery Address:
2800 PARK PLACE
666 BURRARD STREET
VANCOUVER BC V6C 2Z7
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Dalsin, Michael

Mailing Address:	**Delivery Address:**
2800 PARK PLACE, 666 BURRARD STREET VANCOUVER BC V6C 2Z7 CANADA	2800 PARK PLACE, 666 BURRARD STREET VANCOUVER BC V6C 2Z7 CANADA

Last Name, First Name, Middle Name:
Greene, Roger

Mailing Address:	**Delivery Address:**
13201 SE 91ST STREET NEWCASTLE WA 98059 UNITED STATES	13201 SE 91ST STREET NEWCASTLE WA 98059 UNITED STATES

Last Name, First Name, Middle Name:
Berholtz, Randy

Mailing Address:	**Delivery Address:**
8632 VIA RANCHO CIELO RANCHO SANTA FE CA 92067-2833 UNITED STATES	8632 VIA RANCHO CIELO RANCHO SANTA FE CA 92067-2833 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value Without Special Rights or Restrictions attached

BRITISH COLUMBIA

Number: BC1042036

CERTIFICATE
OF
CHANGE OF NAME

BUSINESS CORPORATIONS ACT

I Hereby Certify that INSPIRA FINANCIAL INC. changed its name to BRATTLE STREET INVESTMENT CORP. on January 15, 2020 at 12:01 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On January 15, 2020

CAROL PREST
Registrar of Companies
Province of British Columbia
Canada

ELECTRONIC CERTIFICATE